2Q12 Financial and operating results for the period ended June 30, 2012 July 26, 2012 Unless otherwise specified, comparisons in this presentation are between 2Q12 and 2Q11. Exhibit 99.1

CNO Financial Group 2 Forward-Looking Statements Certain statements made in this presentation should be considered forward-looking statements as defined in the Private Securities Litigation Reform Act of 1995. These include statements about future results of operations and capital plans. We caution investors that these forward- looking statements are not guarantees of future performance, and actual results may differ materially. Investors should consider the important risks and uncertainties that may cause actual results to differ, including those included in our press release issued on July 25, 2012, our Quarterly Reports on Form 10-Q, our 2011 Annual Report on Form 10-K and other filings we make with the Securities and Exchange Commission. We assume no obligation to update this presentation, which speaks as of today’s date.

CNO Financial Group 3 Non-GAAP Measures This presentation contains the following financial measures that differ from the comparable measures under Generally Accepted Accounting Principles (GAAP): operating earnings measures; book value, excluding accumulated other comprehensive income (loss) per share; operating return measures; earnings before net realized investment gains (losses) and corporate interest and taxes; and debt to capital ratios, excluding accumulated other comprehensive income (loss). Reconciliations between those non-GAAP measures and the comparable GAAP measures are included in the Appendix, or on the page such measure is presented. While management believes these measures are useful to enhance understanding and comparability of our financial results, these non-GAAP measures should not be considered substitutes for the most directly comparable GAAP measures. Additional information concerning non-GAAP measures is included in our periodic filings with the Securities and Exchange Commission that are available in the “Investors – SEC Filings” section of CNO’s website, www.CNOinc.com.

CNO Financial Group 4 Adoption of New Accounting Standard Effective January 1, 2012, we adopted ASU 2010-26 which modified the definition of the types of acquisition costs that can be deferred by insurance companies. We elected to adopt the new guidance on a retrospective basis. Accordingly, all prior periods presented have been retrospectively adjusted. The new guidance impacts the timing of the recognition of profits on our business, but has no impact on cash flows, statutory financial results or the ultimate profitability of the business.

CNO Financial Group 5

CNO Financial Group 6 Summary  Our businesses continue to perform well – Operating earnings up 22% – Sales growth of 6% over 2Q11 Continue to generate and proactively deploy significant amounts of excess capital – Strong statutory earnings – Increased share buyback program – Initiated common stock dividend – RBC* and Debt to Capital** ratios continue to improve Continued emphasis on profitable organic growth CNO * Risk-Based Capital (“RBC”) requirements provide a tool for insurance regulators to determine the levels of statutory capital and surplus an insurer must maintain in relation to its insurance and investment risks. The RBC ratio is the ratio of the statutory consolidated adjusted capital of our insurance subsidiaries to RBC. ** Debt to total capital ratio, excluding accumulated other comprehensive income (loss), a non-GAAP measure.

CNO Financial Group 7 Operating EPS Excluding Significant Items* (Diluted) CNO Weighted average diluted shares (in millions): 308.0 293.5 Earnings Drivers:  Business growth and retention  In-force margin improvement  Proactive capital deployment * A non-GAAP measure. See the Appendix for a reconciliation to the corresponding GAAP measure. ** Operating earnings per share exclude loss on extinguishment of debt, net realized investment gains (losses), fair value changes due to fluctuations in the interest rates used to discount embedded derivative liabilities related to our fixed index annuities and valuation allowance related to deferred tax assets. See Appendix for a reconciliation to the corresponding GAAP measure. 2Q12 $0.19 2Q11 $0.15 Earnings Excluding Significant Items* Operating EPS**: $0.15 $0.20 Net income per diluted share: $0.16 $0.24

CNO Financial Group 8 Operating ROE CNO Operating ROE*, Trailing 4 Quarters Average common shareholders’ equity, excluding AOCI and net operating loss carryforwards, trailing 4 quarters: $2,688.1 $2,761.5 $2,828.0 $2,895.6 $2,968.0 ($ millions) 2Q11 6.3% 3Q11 6.0% 4Q11 6.1% 1Q12 5.8% 2Q12 6.0%  Trailing 4 quarters earnings up 6%  Average common shareholders’ equity up 10%  Levers to improve ROE – Layering on new business with 12+% after-tax, unlevered return – Effectively deploying excess capital – Improving OCB – Continuing to improve efficiencies *Operating return excludes loss on extinguishment of debt, net realized investment gains (losses), fair value changes due to fluctuations in the interest rates used to discount embedded derivative liabilities related to our fixed index annuities and change in valuation allowance related to deferred tax assets. Equity excludes accumulated other comprehensive income (loss) and the value of net operating loss carryforwards. See Appendix for a reconciliation to the corresponding GAAP measure.

CNO Financial Group 9 $12,106.9 $12,765.2 $13,178.4 $2,676.8 $2,637.6 $2,624.0 $704.0 $711.7 $698.0 Growth in the CNO Franchise ($ millions) $16,514.1 Average liabilities on core business segments are increasing, while OCB is shrinking CNO $15,481.7 $16,106.8 2010 2011 2Q12 $5,511.5 $5,286.1 $5,058.5

CNO Financial Group 10 Free Cash Flow Building  Voluntary debt prepayments and RBC build now complete  Continued strong statutory performance results in guidance increases to insurance company dividends and share buybacks  Confidence in free cash flow evidenced by initiation of common stock dividend 2011 Capital Generation* $500mm Allocation Retained in Insurance Subsidiaries (Growth & RBC) $155mm Holding Company Debt Reduction $145mm Holding Company Interest Expense & Costs $90mm Stock Repurchase $70mm Holding Company Investment Portfolio / Liquidity Build $40mm * Defined as Statutory income before taxes, dividends, surplus note interest income, and administrative payments made to the holding company for asset management and administrative services. CNO

CNO Financial Group 11 2Q12 Recap CNO Continuing to generate and deploy significant excess capital Investing in our growth Profitability, financial strength and credit profile further improving Increased share repurchase program and initiated dividend program

CNO Financial Group 12 2Q12 Core Business Review Continued to improve performance across all core segments  Gains in agent retention and productivity led to an increase in life, Med supp, and LTC sales  Continued stability in LTC line  Manager Trainee Program fully operational; continue to hire and recruit 2012 class of trainees  PMA sales benefited from increased agent productivity and an improvement in worksite  WNIC Independent experienced growth through increased wholesaling support and strong recruiting  Increased investment in marketing and advertising and improved productivity driving sales growth

CNO Financial Group 13 2Q12 Sales and Distribution Results Bankers Life Quarterly NAP* *MA/PDP sales are excluded from NAP in all periods. ($ millions) – Introduced new critical illness product in 1Q; now available in 35 states 2Q11 $60.1 3Q11 $60.8 4Q11 $69.8 1Q12 $58.8 2Q12 $59.5  Agent force grew 9% driven by increased agent retention  Distribution and market focus allow for shift in product mix – Overall sales down 1% – Annuity sales down 35% as a result of the low interest rate environment and other product adjustments – Sales excluding annuities up 11% • Life sales up 12% • Med supp sales up 11% • Short term care (STC) sales up 10%

CNO Financial Group 14 LTC (LTC and HHC) and STC Sales Mix 19% 29% 33% 36% 41% 48% 52% 81% 71% 67% 64% 59% 52% 48% 2006 2007 2008 2009 2010 2011 2012 YTD STC (Short Term Care) LTC (Long Term Care and Home Health Care) Long Term Care Bankers Life  Bankers utilizes exclusive distribution with a focus on middle income 65+ target market; lower risk profile – no group business  Since 2006, have implemented 4 rounds of rate increases, covering approximately 50% of all inforce policies  As of 6/30/12 we have received $31.8 million or +90% of expected approvals for latest round  Reduced risk profile of LTC block  Less than 5% of in force policies contain lifetime benefit options  Less than 1% of total LTC sales contain lifetime benefit options  +50% of current new sales are STC policies  True LTC sales representing 6% of total NAP for Bankers YTD 2012 Proactive management of risk and profitability resulting in continued stability in our LTC business…

CNO Financial Group 15 Washington National 2Q12 Sales and Distribution Results ($ millions)  Investment in life sales continues to gain traction New producing IMOs up 24%  Average PMA sales per agent has grown 14%, a key measure of agent productivity 2Q11 $18.7 3Q11 $19.5 4Q11 $20.7 1Q12 $19.6 2Q12 $22.0 Core* product sales up 18% – Voluntary worksite sales up 23% *NAP for core products includes Life and Supplemental Health sales. Quarterly Core NAP*

CNO Financial Group 16  Sales growth continues, NAP up 22%  Increased investments in marketing and advertising driving sales growth Results reflect increase in lead levels and productivity 2Q12 Sales and Distribution Results Colonial Penn 2Q11 $12.8 3Q11 $12.7 4Q11 $12.3 1Q12 $17.5 2Q12 $15.6 Quarterly NAP

CNO Financial Group 17 2012 Outlook Strong start with Sales Up In All 3 Core Segments and Positioned Well To Serve Our Target Market  Continued investment in branch expansion and management development  Introduction of new critical illness product  Expect strong sales of life insurance to continue  Expect continued headwinds in annuity sales while interest rates remain low  Expect increased focus and positive momentum in voluntary worksite market to continue  PMA state expansion and improved recruiting performance will drive increases in agent force and continued growth  Continue to invest in lead generation activity  Spending on lead based programs to slow due to presidential election  On track for new product launch in 2H2012

CNO Financial Group 18 Net Investment Income CNO  Relatively stable new money rate trends and favorable recent earned yield progression with limited impact from low interest rate environment  Year over year increase in investment income primarily due to growth in assets 2Q12 $351.14Q11 $344.23Q11 $338.2 2Q11 $342.2 1Q12 $345.2 Earned Yield: 5.87% 5.67% 5.70% 5.64% 5.76% ($ millions) Earned Yield (excluding floating rate FHLB): 5.97% 5.79% 5.83% 5.78% 5.90% New Money Rate: 5.24% 5.55% 5.29% 5.32% 5.25% General Account Investment Income

CNO Financial Group 19 Realized Gains/Losses Recognized through Net Income CNO 2Q11 3Q11 4Q11 1Q12 2Q12 Gross Gains $29.7 $74.5 $41.9 $33.3 $41.6 Gross Losses (16.7) (41.0) (10.4) (2.5) (6.2) Losses due to recognition of other-than-temporary impairments recognized in earnings (10.1) (2.9) (8.3) (7.9) (3.5) Amortization adjustments to insurance intangibles 0.7 (4.9) (2.4) (1.1) (3.1) Net investment gains before tax 3.6 25.7 20.8 21.8 28.8 Income tax expense (1.2) (9.1) (7.2) (7.7) (10.1) Net investment gains after tax $2.4 $16.6 $13.6 $14.1 $18.7 ($ millions)

CNO Financial Group 20 Holdings Investors Guaranty Assurance Berkshire Hathaway Comcast Cable Communications Prudential Securities Kraft Time Warner Cable Home Depot, Inc. Ahold Lease USA, Inc. Heinz (H.J.) Company Cox Enterprises $0 $2 $4 $6 $8 $10 $12 $14 2Q11 3Q11 4Q11 1Q12 2Q12 IGA Corporates Commercial Mortgage Loans Other CNO ($ millions) Low impairments reflect stable portfolio quality and benign U.S. credit environment Impairments $10.1 $2.9 $8.3 $7.9 $3.5

CNO Financial Group 21 Unrealized Gain/Loss* CNO ($ millions) *Includes debt and equity securities classified as available for sale. Excludes investments from variable interest entities which we consolidate under GAAP. $0 $500 $1,000 $1,500 $2,000 $2,500 2Q11 3Q11 4Q11 1Q12 2Q12 Unrealized Gain 0% 1% 2% 3% 4% 5% 6% 7% 8% 9% 10% % of Invested Assets Unrealized Gain % of Invested Assets

CNO Financial Group 22 Asset Allocation and Quality at 6/30/12* Govts/Agency 1.0% Cash & Other 5.1% ABS 6.1% Municipals 7.3% CMBS 6.0% HY Corporates 4.9% Mortgage Loans 6.3% CMOs 9.1% IG Corporates 54.2% *Excludes investments from variable interest entities which we consolidate under GAAP (the related liabilities are non-recourse to CNO). ($ millions) CNO <BBB 10% AAA 11% AA 9% A 23% BBB 47% Book Value by Allocation Investment Quality: Fixed Maturities Relatively stable 2011 - 2012 Stable at 90% IG

CNO Financial Group 23 Holding Company Investments at 6/30/12 CNO ($ millions) Current Investment Allocation Cash & Money Market / Fixed Income $151.7 Equities / Alternatives $46.0 Portfolio strategy is to maximize returns to better utilize non-life tax benefits while preserving liquidity for contingent capital needs Current Investment Performance 2Q12 YTD Cash & Money Market 0.02% 0.07% Fixed Income 3.15% 4.83% Equities (2.75%) 9.48% Alternatives (5.94%) (6.32%) Performance Summary

CNO Financial Group 24 2Q12 Investment Summary and Outlook CNO Market Observations  U.S. yields at record lows as investors move to a “risk- off” posture, bearish on Europe and global growth. This trend is amplified by decent U.S. corporate fundamentals, hence continued strong demand for credit.  Most structured credit markets face ongoing supply/demand imbalance due to limited new issue volume and ongoing pay down proceeds  Recent pressure on equities and risky assets caused by lack of clarity on Chinese growth, fiscal dynamics in peripheral Europe.  Fed’s extended low rate policy has marginal accreting effect on portfolio yield  Credit migration trends continue to be moderate  Probability for QE3 or some other form of monetary stimulus is likely higher What we are doing…  Remain engaged with credit, but cautious on high beta names  See rate and credit markets as largely range- bound for near term but likely brief episodes of volatility  Realize spreads could continue to grind tighter  Buyer of select non-agency RMBS, ABS, and high yield  No curve position (ALM match neutral)  Seeking attractive opportunities to increase our allocation to A quality commercial mortgages

CNO Financial Group 25 2Q12 Consolidated Summary CNO *Management believes that an analysis of net income applicable to common stock before: (1) loss on extinguishment of debt, net of income taxes; (2) net realized investment gains or losses, net of related amortization and income taxes; (3) increases or decreases in the valuation allowance related to deferred tax assets; and (4) fair value changes due to fluctuations in the interest rates used to discount embedded derivative liabilities related to our fixed index annuities, net of related amortization and income taxes (“Net operating income,” a non- GAAP financial measure) is important to evaluate the financial performance of the company, and is a key measure commonly used in the life insurance industry. Management uses this measure to evaluate performance because such items can be affected by events that are unrelated to the company’s underlying fundamentals. The table on page 39 reconciles the non-GAAP measure to the corresponding GAAP measure. ** A non-GAAP measure. Refer to the Appendix for a reconciliation to the comparable GAAP measure. *** Debt to total capital ratio, excluding accumulated other comprehensive income (loss), a non-GAAP measure. Refer to the Appendix for a reconciliation to the comparable GAAP measure.  Operating Income and Book Value Per Share: - Operating income of $54.2 million (20 cents per diluted share) - EBIT growth of 18% after adjusting for significant items - Stable benefit ratios and persistency with elevated mortality in OCB - Book value per share (excluding AOCI)** increased 5% from 4Q11 to $16.67 per share - Trailing 4 quarters ROE at 6.0%  Capital and Liquidity: - Consolidated risk-based capital ratio of 369%, debt to capital ratio*** decreased 170 basis points from year-end to 16.6% with holding company liquidity of $197.7 million - Stable capital generation with statutory operating earnings of $97 million and total cash flows sent to the holding company of $102 million - Capital deployment included $39 million of stock repurchase (5.6 million shares), $5 million of dividend payments ($.02 per share) and $22 million of debt reduction *

Segment EBIT
Excluding Significant Items*

CNO

($ millions)



$84.5
$5.1
$21.8
$68.4
$0.5
$(11.3)
$99.8
$1.9
$33.9
$72.5
$0.6
$(9.1)
2Q11
2Q12
CP
BLC
WN
OCB
Corporate

CNO's Earnings Engine

- Bankers EBIT driven by favorable persistency and insurance policy income
- Washington National earnings responding to strong sales growth and benefit ratios
- Colonial Penn new business investments tapered off in the second quarter
- OCB results impacted by elevated mortality

CNO Financial Group

* A non-GAAP measure. See the Appendix for a reconciliation to the corresponding GAAP measure.

26

CNO Financial Group 27 ASU 2010-26 Impact by Segment Quarter Ended June 30, 2012 ($ in millions) CNO Before DAC Change Total In-force New Business Bankers Life 85.3$ 76.1$ 102.6$ (26.5)$ Washington National 34.7 33.9 34.2 (0.3) Colonial Penn 7.4 0.6 11.2 (10.6) Other CNO Business 1.7 1.9 1.9 - EBIT from business segments 129.1 112.5 149.9$ (37.4)$ Corporate, excluding corporate interest expense (9.1) (9.1) EBIT 120.0$ 103.4$ Three months ended June 30, 2012 Restated for ASU 2010-26 Colonial Penn EBIT guidance: Based on current advertising plan, expect to report approximately break-even results for the remainder of 2012

CNO Financial Group 28 $128.2 $137.7 $63.1 $166.0 $209.0 $103.0 $95.5 $154.1 $79.7 $128.2 $137.7 $63.1 $166.0 $209.0 $103.0 $166.1 $346.7 $294.2 Statutory Earnings Power Inflows to Holding Co Statutory Earnings Power Inflows to Holding Co Statutory Earnings Power Inflows to Holding Co Fees and Interest to Holding Company Net Dividends to Holding Company Net Gain from Operations Retained in Insurance Companies ($ millions) 2010 YTD 2Q12 Capital Generation - $500 Million Run-Rate CNO * Dividends net of capital contributions * ** ** Amount is net of $26mm contribution to life companies accrued in 2011 2011  6-month statutory operating earnings of $183mm and statutory dividends of $103mm  Anticipate statutory dividends to the holding company of $200 - $275mm in 2012 $389.7 $500.8 $245.8 **

CNO Financial Group 29 $294.2 $346.7 $166.1 $44.0 $145.5$139.1 Holding Company Sources and Uses ($ in millions) Recurring Sources Dividends Recurring Uses* Scheduled Debt Payments** $128.2 $114.1 $137.7 $90.5 $166.0 $209.0 * Includes corporate expenses and interest payments ** Excludes impact of capital transactions $25.0 $55.0 $63.1 CNO $103.0 2010 2011 YTD 2Q12

CNO Financial Group 30 Free Cash Flow Run-Rate Building ($ in millions) $129.2 $139.8 $128.2 $137.7 $129.6 CNO  RBC ratio in excess of management target; of $155 million in 2011 retained capital, over $100 million used to build RBC  Holding company leverage below management target; $145 million of 2011 free cash flow used to reduce debt  Interest expense declining and “cash flow sweep” on debt lowered  Holding company liquidity of $198 million, nearly $100 million above management target 2011 Capital Generation & Free Cash Flow 2012 – Sources Building While Recurring Uses Moderating $501 ($155) ($61) ($29) ~ $360 Gross Retained Interest Holdco Free Statutory Capital Expense Expenses Cash Flow (1) Earnings (net) $256 (1) Cash flow available for capital management and debt reduction Revised statutory dividend and share repurchase guidance accordingly Retained capital for RBC build Recurring uses of capital

CNO Financial Group 31 Actively Managing Interest Rate Risk CNO  ALM Strategies – Tight duration management (less than half a year tolerances across all product portfolios) – Diversification benefits with non-interest sensitive products – Stable liability profile (smaller policies and exclusive distribution) – Emphasis remains on matching asset and liability durations (i.e. not extending asset durations to increase spread)  Investment Strategies – Successfully defending earned yields – a product of ALM and investment strategies – New money yields exceed management expectations – Slowing portfolio turnover to reduce reinvestment pressure on yields – Ratio of C1 capital to invested assets remains stable, balancing risk and returns Asset Liability Management Concentrations Product Statutory Liabilities Asset Duration* Liability Duration* Duration Variance Fixed Annuities $4.6b 5.26 5.25 0.01 Fixed Index Annuities $3.1b 6.91 7.00 (0.09) Long Term Care $4.5b 13.72 13.41 0.31 Universal Life $2.9b 8.25 8.29 (0.04) Traditional Life $1.7b 9.85 10.05 (0.20) Supplemental Health $2.5b 10.22 9.81 0.41 * Duration represented in years 0.00% 1.00% 2.00% 3.00% 4.00% 5.00% 6.00% 7.00% 1Q 2010 2Q 2010 3Q 2010 4Q 2010 1Q 2011 2Q 2011 3Q 2011 4Q 2011 1Q 2012 2Q 2012 10 Year Tresaury New Money Rate Portfolio Rate (Book Yield)

CNO Financial Group 32 Interest Rate Stress-Test Results  Earnings impact – Net investment income impact of 2.5 - 3.5% reduction to growth over the 3 year planning horizon – Low-For-Long scenario suggest a after-tax income charge related to actuarial analysis over a three year period of – $50-80 million for GAAP – $20-50 million for statutory  Reserve Testing Generally – Sustained low interest-rate environment considered in determining reserve adequacy – Statutory testing included three severe down scenarios; no reserve strengthening required in 2011 – GAAP testing included various economic scenarios; no loss recognition testing related strengthening – 2011 Annual GAAP and Statutory reserve testing confirmed the strong asset-liability matching position Stress Test (Low-for-Long Scenario): New money investment rates consistent with a 10 year treasury at 1.75%, remaining flat for 5 years Net Income Impact (Net Investment Income) 2013 - $5 to -$10 million 2014 - $15 to -$20 million Low-for-Long Portfolio Rates Compared to Management Assumptions (1) Intermediate (year 10) - 25bps Ultimate (year 30) - 50bps CNO (1) Represents the change in our long-term portfolio book yield projections as a result of applying low-for-long new money rate scenario

CNO Financial Group 33 CNO * Risk-Based Capital (“RBC”) requirements provide a tool for insurance regulators to determine the levels of statutory capital and surplus an insurer must maintain in relation to its insurance and investment risks. The RBC ratio is the ratio of the statutory consolidated adjusted capital of our insurance subsidiaries to RBC. ** Debt to total capital ratio, excluding accumulated other comprehensive income (loss), a non-GAAP measure. Refer to the Appendix for a reconciliation to the comparable GAAP measure. Consolidated RBC Ratio* Liquidity ($ millions) 2Q11 20.4% 2Q12 16.6%2Q12 $197.7 2Q11 $234.0 Debt to Total Capital Ratio** 2Q11 351% 2Q12 369% Capital Management – Well Positioned  Well positioned to absorb market volatility and low-for-long rate impact  Active capital management critical to achieving ROE expansion  Important to continue ratings momentum – “4B’s” remains a near-term goal of CNO  Monitor markets for opportunities to lower cost of capital and improve financial flexibility

CNO Financial Group 34 CNO: Well Positioned in Growing & Underserved Markets  The middle-income, pre-retiree and retirement markets are growing as the Baby Boomers age  These markets need straightforward products that help address payment of healthcare expenditures, adequacy of retirement, and leaving a legacy for loved ones We are well positioned in all 3 segments to serve these needs  Sales of these products convert quickly to cash  Gear shift to increased capital deployment  Alignment of target market, product mix, distribution, and home office

CNO Financial Group 35 Questions and Answers

CNO Financial Group 36 Appendix

CNO Financial Group 37 CNO Value Proposition Competitive Advantage  Exclusive, growing distribution  Target market focus, with growth as Baby Boomers turn 65  Sustainable with barriers to entry Products  Diversified product suite focused on protection needs  Actively managed inforce block  Focus on products with attractive returns and less impacted by capital markets volatility Value Drivers Well Positioned in Market Well Capitalized Risk Management Profitability  2Q2012 marks the fourteenth consecutive quarter of GAAP net income  2011 GAAP net operating earnings of $171.5 million, up 26% over 2010  Growth in actively marketed segments Growth  Above average growth potential; expected sales growth of 8-12% annually – Percentage of the population 65 years old and older projected to increase by 50% in twenty years – On average, over 10,000 Americans will turn 65 each day through 2030  Broad product suite tailored to CNO’s target market Capital Generation  2011 Statutory net operating earnings of $363.1 million, up 39% over 2010  Excess capital generation of $200-$275 million annually Credit Profile  $197.7 million in liquidity at the Holding Company at 6/30/2012, compared to $59.0 million at 12/31/2008  RBC of 369% versus 255% at 12/31/2008  Debt to Capital at 16.6%

CNO Financial Group 38 2Q12 Significant Item CNO ($ millions) The table below summarizes the financial impact of a significant item on our 2Q12 net operating income. Management believes that identifying the impact of this item enhances the understanding of our operating results during 2Q12. * A non-GAAP measure. See pages 40 and 52 for reconciliations to the corresponding GAAP measures. Net Operating Income: Bankers Life $ 76.1 $ (3.6) (1) $ 72.5 Washington National Colonial Penn Other CNO Business EBIT from business segments Corporate Operations, excluding corporate interest expense EBIT Corporate interest expense Operating earnings before tax Tax expense on operating income Net operating income * $ 54.2 $ (2.3) $ 51.9 Net operating income per diluted share * $ 0.20 $ (0.01) $ 0.19 86.8 (3.6) 83.2 32.6 (1.3) 31.3 103.4 (3.6) 99.8 (16.6) - (16.6) 112.5 (3.6) 108.9 (9.1) - (9.1) 0.6 - 0.6 1.9 - 1.9 33.9 - 33.9 Three months ended June 30, 2012 Actual results Significant item Excluding significant item (1) Pre-tax earnings in the Bankers Life segment included earnings of $3.6 million from the PDP business assumed from Coventry due to premium adjustments.

CNO Financial Group 39 2Q11 Significant Item CNO ($ millions) The table below summarizes the financial impact of a significant item on our 2Q11 net operating income. Management believes that identifying the impact of this item enhances the understanding of our operating results during 2Q2011. Net Operating Income: Bankers Life $ 72.1 $ (3.7) (1) $ 68.4 Washington National Colonial Penn Other CNO Business EBIT from business segments Corporate Operations, excluding corporate interest expense EBIT Corporate interest expense Operating earnings before tax Tax xpense on operating income Net operating income * $ 44.5 $ (2.4) $ 42.1 Net operating income per diluted share * $ 0.15 $ - $ 0.15 68.9 (3.7) 65.2 24.4 (1.3) 23.1 88.2 (3.7) 84.5 (19.3) - (19.3) 99.5 (3.7) 95.8 (11.3) - (11.3) 0.5 - 0.5 5.1 - 5.1 21.8 - 21.8 Three months ended June 30, 2011 Actual results Significant item Excluding significant item * A non-GAAP measure. See pages 40 and 52 for reconciliations to the corresponding GAAP measures. (1) Pre-tax earnings in the Bankers Life segment included earnings of $3.7 million from the PFFS business assumed from Coventry due to premium adjustments.

Quarterly Earnings

($ millions)

CNO

	2Q11	3Q11	4Q11	1Q12	2Q12
Bankers Life	$ 72.1	$ 79.4	$ 77.2	$ 70.5	$ 76.1
Washington National	21.8	21.2	28.8	24.7	33.9
Colonial Penn	0.5	(1.3)	1.8	(9.8)	0.6
Other CNO Business	5.1	2.8	-	(2.3)	1.9
EBIT* from business segments	99.5	102.1	107.8	83.1	112.5
Corporate operations, excluding interest expense	(11.3)	(27.5)	(8.4)	(1.8)	(9.1)
Total EBIT	88.2	74.6	99.4	81.3	103.4
Corporate interest expense	(19.3)	(18.7)	(17.7)	(17.5)	(16.6)
Income before net realized investment gains, fair value changes in embedded derivative liabilities and taxes	68.9	55.9	81.7	63.8	86.8
Tax expense on period income	24.4	23.1	30.7	23.2	32.6
Net operating income	44.5	32.8	51.0	40.6	54.2
Net realized investment gains	2.3	17.3	14.0	14.1	18.7
Fair value changes in embedded derivative liabilities	-	(12.9)	(0.4)	4.5	(6.9)
Loss on extinguishment of debt, net of income taxes	(0.4)	(0.7)	(0.2)	(0.1)	(0.3)
Net income before valuation allowance for deferred tax assets	46.4	36.5	64.4	59.1	65.7
Decrease in valuation allowance for deferred tax assets	-	143.0	-	-	-
Net income	$ 46.4	$ 179.5	$ 64.4	$ 59.1	$ 65.7
Net income per diluted share	$ 0.16	$ 0.61	$ 0.23	$ 0.21	$ 0.24

*Management believes that an analysis of earnings before net realized investment gains (losses), corporate interest, loss on extinguishment of debt, fair value changes due to fluctuations in the interest rates used to discount embedded derivative liabilities related to our fixed index annuities and taxes ("EBIT," a non-GAAP financial measure) provides a clearer comparison of the operating results of the company quarter-over-quarter because it excludes: (1) corporate interest expense; (2) loss on extinguishment of debt; (3) net realized investment gains (losses); and (4) fair value changes due to fluctuations in the interest rates used to discount embedded derivative liabilities related to our fixed index annuities that are unrelated to the company's underlying fundamentals. The table above provides a reconciliation of EBIT to net income.

CNO Financial Group

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CNO Financial Group 41 Quarterly Earnings 2Q11 3Q11 4Q11 1Q12 2Q12 Insurance policy income $409.6 $404.6 $398.2 $406.5 $419.0 Net investment income: General account assets 196.5 194.3 198.2 200.3 204.9 Other portfolios 0.4 (36.3) 3.6 34.6 (19.3) Fee revenue and other income 3.3 3.6 4.6 2.9 3.3 Total revenues 609.8 566.2 604.6 644.3 607.9 Insurance policy benefits 351.3 333.6 339.2 335.2 366.3 Amounts added to policyholder account balances 57.6 27.0 56.6 85.7 30.4 Amortization related to operations 46.9 44.1 46.8 56.9 50.5 Interest expense on investment borrowings 1.1 1.2 1.3 1.4 1.4 Other operating costs and expenses 80.8 80.9 83.5 94.6 83.2 Total benefits and expenses 537.7 486.8 527.4 573.8 531.8 Income before net realized investment gains, net of related amortization and income taxes $72.1 $79.4 $77.2 $70.5 $76.1 Trailing 4 Quarter Operating Return on Allocated Capital: 14.6% 13.8% 14.1% 14.2% 14.1% Management believes that an analysis of income before: (i) net realized investment gains (losses), net of related amortization; and (ii) fair value changes due to fluctuations in the interest rates used to discount embedded derivative liabilities related to our fixed index annuities, net of related amortization (a non-GAAP financial measure), is important to evaluate the financial performance of our business, and is a measure commonly used in the life insurance industry. Management uses this measure to evaluate performance because these items can be affected by events that are unrelated to a company’s underlying fundamentals. The table on Page 40 reconciles the non-GAAP measure to the corresponding GAAP measure. See Appendix for a reconciliation of the return on equity measure to the corresponding GAAP measure. Bankers Life ($ millions)

CNO Financial Group 42 Quarterly Earnings Washington National 2Q11 3Q11 4Q11 1Q12 2Q12 Insurance policy income $146.6 $145.9 $147.2 $147.4 $147.6 Net investment income: General account assets 46.7 47.3 49.1 50.0 51.0 Other portfolios - - 0.1 - - Fee revenue and other income 0.2 0.4 0.1 0.2 0.3 Total revenues 193.5 193.6 196.5 197.6 198.9 Insurance policy benefits 118.3 119.0 115.0 115.7 113.7 Amortization related to operations 11.4 10.8 9.3 12.7 10.8 Interest expense on investment borrowings - 0.2 0.5 0.7 0.8 Other operating costs and expenses 42.0 42.4 42.9 43.8 39.7 Total benefits and expenses 171.7 172.4 167.7 172.9 165.0 Income before net realized investment gains, net of related amortization and income taxes $21.8 $21.2 $28.8 $24.7 $33.9 Trailing 4 Quarter Operating Return on Allocated Capital: 9.8% 9.0% 9.1% 9.0% 10.2% ($ millions) Management believes that an analysis of income before: (i) net realized investment gains (losses), net of related amortization; and (ii) fair value changes due to fluctuations in the interest rates used to discount embedded derivative liabilities related to our fixed index annuities, net of related amortization (a non-GAAP financial measure), is important to evaluate the financial performance of our business, and is a measure commonly used in the life insurance industry. Management uses this measure to evaluate performance because these items can be affected by events that are unrelated to a company’s underlying fundamentals. The table on Page 40 reconciles the non-GAAP measure to the corresponding GAAP measure. See Appendix for a reconciliation of the return on equity measure to the corresponding GAAP measure.

CNO Financial Group 43 Quarterly Earnings Colonial Penn 2Q11 3Q11 4Q11 1Q12 2Q12 Insurance policy income $50.9 $50.8 $51.0 $53.4 $54.6 Net investment income 10.5 10.1 10.2 10.0 10.2 Fee revenue and other income 0.2 0.2 0.3 0.2 0.2 Total revenues 61.6 61.1 61.5 63.6 65.0 Insurance policy benefits 37.8 35.7 37.2 41.9 39.3 Amounts added to policyholder account balances 0.2 0.3 0.2 0.2 0.3 Amortization related to operations 3.5 3.5 4.0 3.7 3.9 Other operating costs and expenses 19.6 22.9 18.3 27.6 20.9 Total benefits and expenses 61.1 62.4 59.7 73.4 64.4 Income (loss) before net realized investment gains net of related amortization and income taxes $0.5 ($1.3) $1.8 ($9.8) $0.6 ($ millions) Management believes that an analysis of income before: (i) net realized investment gains (losses), net of related amortization; and (ii) fair value changes due to fluctuations in the interest rates used to discount embedded derivative liabilities related to our fixed index annuities, net of related amortization (a non-GAAP financial measure), is important to evaluate the financial performance of our business, and is a measure commonly used in the life insurance industry. Management uses this measure to evaluate performance because these items can be affected by events that are unrelated to a company’s underlying fundamentals. The table on Page 40 reconciles the non-GAAP measure to the corresponding GAAP measure. See Appendix for a reconciliation of the return on equity measure to the corresponding GAAP measure.

CNO Financial Group 44 Quarterly Earnings Other CNO Business 2Q11 3Q11 4Q11 1Q12 2Q12 Insurance policy income $72.5 $72.2 $73.8 $79.0 $73.6 Net investment income: General account assets 87.6 85.4 85.7 84.0 84.0 Other portfolios (0.9) (10.8) 2.4 8.7 (4.2) Total revenues 159.2 146.8 161.9 171.7 153.4 Insurance policy benefits 85.9 86.7 88.7 83.0 93.8 Amounts added to policyholder account balances 33.3 24.8 33.0 38.9 28.2 Amortization related to operations 9.4 10.4 11.4 7.5 7.1 Interest expense on investment borrowings 5.0 5.3 5.1 5.1 5.0 Other operating costs and expenses 20.5 16.8 23.7 39.5 17.4 Total benefit and expenses 154.1 144.0 161.9 174.0 151.5 Income (loss) before net realized investment gains, net of related amortization and income taxes $5.1 $2.8 $0.0 ($2.3) $1.9 ($ millions) Management believes that an analysis of income before: (i) net realized investment gains (losses), net of related amortization; and (ii) fair value changes due to fluctuations in the interest rates used to discount embedded derivative liabilities related to our fixed index annuities, net of related amortization (a non-GAAP financial measure), is important to evaluate the financial performance of our business, and is a measure commonly used in the life insurance industry. Management uses this measure to evaluate performance because these items can be affected by events that are unrelated to a company’s underlying fundamentals. The table on Page 40 reconciles the non-GAAP measure to the corresponding GAAP measure.

CNO Financial Group 45 Premiums Collected CNO  Trailing 4 quarters down 3% – Bankers down 4% due to decline in annuity sales – Colonial Penn up 6% due to increased sales – Steady results for Washington National – OCB declining primarily due to continued run-off of inforce blocks, as expected CP Washington National Collected Premiums -Trailing 4 Quarters BLC 1Q12 $3,541.8 OCB ($ millions) 2Q11 $3,578.6 3Q11 $3,580.2 4Q11 $3,577.6 2Q12 $3,460.3

CNO Financial Group 46 2Q12 Holding Company Liquidity CNO ($ millions) 2Q12 YTD 2012 Cash and Investments Balance - Beginning $171.9 $202.8 Sources Dividends from Insurance Subsidiaries 58.0 103.0 Dividends from Non-insurance Subsidiaries 4.0 4.0 Surplus Debenture Interest 12.1 24.2 Service and Investment Fees, Net 31.6 38.9 Interest/Earnings on Corporate Investments 7.5 13.8 Total Sources 113.2 183.9 Uses Interest 14.1 31.4 Share Repurchases 39.3 58.2 Debt Prepayment 22.0 81.4 Common Stock Dividend 4.7 4.7 Holding Company Expenses and Other 4.4 12.6 Total Uses 84.5 188.3 Non-cash changes in investment balances (2.9) (0.7) Unrestricted Cash and Investments Balance - 06/30/2012 $197.7 $197.7 * * Net of $26 million accrued for contribution to life companies in 2011

CNO Financial Group 47 Commercial Mortgage Loans at 6/30/12  6.2% of invested assets based on market value  Current LTV of approximately 63.8%  Average trailing DSCR stable at approximately 1.49 By Property Type By Vintage  0.01% delinquency rate  No 2012 loan maturities remain as of the end of June CNO 2004 and Prior 23.8% 2011 5.6% 2012 2.9% 2010 5.1% 2009 0.5% 2008 19.0% 2007 19.7% 2006 15.7% 2005 7.7% Office 32.2% Industrial 17.5% Retail 38.9% Multi- Family 5.0% Other 3.5% Mixed 2.9%

CNO Financial Group 48 Commercial Mortgage Loans Portfolio at 06/30/12 CNO ($ millions) $- $200 $400 $600 $800 $1,000 $1,200 $1,400 $1,600 2012 2013 2014 2015 2016 2017 2018 2019 2020 2021 2022 2023 2024 2025 2026+ Run-off of Principal of Current CML Portfolio Principal Maturities by Year

CNO Financial Group 49 Structured Securities Comparison CNO and U.S. Insurers NAIC Designations for Modeled Securities (CMBS, RMBS) 1 2 3 4 5 6 U.S. Insurers 80.6% 4.3% 5.5% 6.3% 2.8% 0.5% CNO 97.7% 1.5% 0.7% 0.0% 0.0% 0.0% CNO’s securities are more highly rated CNO’s structured securities are at low unrealized losses in both absolute and relative terms Gross unrealized losses on structured securities as a percent of invested assets We benefit from a lower cost basis, reflected in higher NAIC ratings We hold a limited amount of securities purchased before the credit crisis. Our low cost basis provides for expected collateral losses. *Sources: 2011 10Ks, 2011 Statutory Filings, Goldman Sachs, "Statutory Filings as of YE 2010 and 2011Q3 as reported by SNL Financial, NAIC results for YE 2010 and YE 2011, Bloomberg, Intex as of December 2011 Insurance Industry notional reported as of 2011Q3." 0.63% 0.53% 0.20% 0.33% 0.06% 0.24% 0.40% 0.08% 0.48% 0.13% 0.62% 0.23% 0.31% 0.01% 0.06% 0.03% 0.46% 0.35% 0.10% 0.12% 0.21% 0.26% 0.02% 0.14% Peer 1 Peer 2 Peer 3 Peer 4 Peer 5 Peer 6 Peer 7 CNO RMBS CMBS ABS CNO

CNO Financial Group 50 European Debt by Select Countries Sovereigns Corporates Banks Total Market Market / BV Total Issuers Italy -$ 26.1$ -$ 26.1$ 20.8$ 80% 1 Spain - 64.6 27.9 92.5 78.6 85% 2 Total -$ 90.7$ 27.9$ 118.6$ 99.4$ 84% 3 ($ millions) We have limited direct exposure to the European credit markets CNO

CNO Financial Group 51 Information Related to Certain Non-GAAP Financial Measures The following provides additional information regarding certain non-GAAP measures used in this presentation. A non-GAAP measure is a numerical measure of a company’s performance, financial position, or cash flows that excludes or includes amounts that are normally excluded or included in the most directly comparable measure calculated and presented in accordance with GAAP. While management believes these measures are useful to enhance understanding and comparability of our financial results, these non-GAAP measures should not be considered as substitutes for the most directly comparable GAAP measures. Additional information concerning non-GAAP measures is included in our periodic filings with the Securities and Exchange Commission that are available in the “Investors – SEC Filings” section of CNO’s website, www.CNOinc.com. Operating earnings measures Management believes that an analysis of net income applicable to common stock before loss on extinguishment of debt, net realized gains or losses, fair value changes due to fluctuations in the interest rates used to discount embedded derivative liabilities related to our fixed index annuities and increases or decreases to our valuation allowance for deferred tax assets (“net operating income,” a non-GAAP financial measure) is important to evaluate the performance of the Company and is a key measure commonly used in the life insurance industry. Management uses this measure to evaluate performance because these items are unrelated to the Company’s continuing operations.

CNO Financial Group 52 Information Related to Certain Non-GAAP Financial Measures A reconciliation of net income applicable to common stock to net operating income (and related per-share amounts) is as follows (dollars in millions, except per-share amounts): 2Q11 3Q11 4Q11 1Q12 2Q12 Net income applicable to common stock 46.4$ 179.5$ 64.4$ 59.1$ 65.7$ Net realized investment (gains) losses, net of related amortization and taxes (2.3) (17.3) (14.0) (14.1) (18.7) Fair value changes in embedded derivative liabilities, net of related amortization and taxes - 12.9 0.4 (4.5) 6.9 Valuation allowance for deferred tax assets - (143.0) - - - Loss on extinguishment of debt 0.4 0.7 0.2 0.1 0.3 Net operating income (a non-GAAP financial measure) 44.5$ 32.8$ 51.0$ 40.6$ 54.2$ Per diluted share: Net income 0.16$ 0.61$ 0.23$ 0.21$ 0.24$ Net re lized investment (gains) losses, net of related amortization and taxes (0.01) (0.06) (0.05) (0.05) (0.06) Fair value changes in embedded derivative liabilities, net of related amortization and taxes - 0.04 - (0.01) 0.02 Valuation allowance for deferred tax assets - (0.47) - - - Loss on extinguishment of debt - - - - - Net operating income (a non-GAAP financial measure) 0.15$ 0.12$ 0.18$ 0.15$ 0.20$

CNO Financial Group 53 2Q11 3Q11 4Q11 1Q12 2Q12 Operating income 44.5$ 32.8$ 51.0$ 40.6$ 54.2$ Add: interest expense on 7.0% Convertible Senior Debentures due 2016, net of income taxes 3.7 3.7 3.7 3.7 3.7 Total adjusted operating income 48.2$ 36.5$ 54.7$ 44.3$ 57.9$ Weighted average shares outstanding for basic earning per share 250,933 246,965 242,789 240,895 237,289 Effect of dilutive securities on weighted average shares: 7% Debentures 53,367 53,367 53,367 53,367 53,377 Stock option and restricted stock plan 3,036 2,353 1,915 2,582 2,367 Warrants 712 23 - 499 442 Weighted average shares outstanding for diluted earning per share 308,048 302,708 298,071 297,343 293,475 Operating earnings per diluted share 0.15$ 0.12$ 0.18$ 0.15$ 0.20$ A reconciliation of operating income and shares used to calculate basic and diluted operations earnings per share is as follows (dollars in millions, except per-share amounts, and shares in thousands): Information Related to Certain Non-GAAP Financial Measures

CNO Financial Group 54 Information Related to Certain Non-GAAP Financial Measures Book value, excluding accumulated other comprehensive income (loss), per share This non-GAAP financial measure differs from book value per share because accumulated other comprehensive income (loss) has been excluded from the book value used to determine the measure. Management believes this non-GAAP financial measure is useful because it removes the volatility that arises from changes in accumulated other comprehensive income (loss). Such volatility is often caused by changes in the estimated fair value of our investment portfolio resulting from changes in general market interest rates rather than the business decisions made by management. 2Q11 3Q11 4Q11 1Q12 2Q12 Total shareholders' equity 4,036.3$ 4,536.2$ 4,613.8$ 4,683.0$ 4,893.1$ Less accumulated other comprehensive income 395.5 750.9 781.6 808.0 990.8 Total shareholders' equity excluding accumulated other comprehensive income (a non-GAAP financial measure) 3,640.8$ 3,785.3$ 3,832.2$ 3,875.0$ 3,902.3$ Shares outstanding for the period 249,415,210 243,247,260 241,304,503 239,219,445 234,026,409 Book value per share 16.18$ 18.65$ 19.12$ 19.58$ 20.91$ Less accumulated other comprehensive income 1.58 3.09 3.24 3.38 4.24 Book value, excluding accumulated other comprehensive income, per share (a non-GAAP financial measure) 14.60$ 15.56$ 15.88$ 16.20$ 16.67$ A reconciliation from book value per share to book value per share, excluding accumulated other comprehensive income (loss) is as follows (dollars in millions, except per share amounts):

CNO Financial Group 55 Information Related to Certain Non-GAAP Financial Measures Operating return measures Management believes that an analysis of return before loss on extinguishment of debt, net realized gains or losses, fair value changes due to fluctuations in the interest rates used to discount embedded derivative liabilities related to our fixed index annuities and increases or decreases to our valuation allowance for deferred tax assets (“net operating income,” a non-GAAP financial measure) is important to evaluate the performance of the Company and is a key measure commonly used in the life insurance industry. Management uses this measure to evaluate performance because these items are unrelated to the Company’s continued operations. This non-GAAP financial measure also differs from return on equity because accumulated other comprehensive income (loss) has been excluded from the value of equity used to determine this ratio. Management believes this non-GAAP financial measure is useful because it removes the volatility that arises from changes in accumulated other comprehensive income (loss). Such volatility is often caused by changes in the estimated fair value of our investment portfolio resulting from changes in general market interest rates rather than the business decisions made by management. In addition, our equity includes the value of significant net operating loss carryforwards (included in income tax assets). In accordance with GAAP, these assets are not discounted, and accordingly will not provide a return to shareholders (until after it is realized as a reduction to taxes that would otherwise be paid). Management believes that excluding this value from the equity component of this measure enhances the understanding of the effect these non-discounted assets have on operating returns and the comparability of these measures from period-to- period. Operating return measures are used in measuring the performance of our business units and are used as a basis for incentive compensation. All references to return on allocated capital measures assume a capital allocation based on a 275% targeted risk-based capital at the segment level. Additionally, corporate debt has been allocated to the segments.

CNO Financial Group 56 Information Related to Certain Non-GAAP Financial Measures The calculations of: (i) operating return on allocated capital, excluding accumulated other comprehensive income (loss) and net operating loss carryforwards (a non-GAAP financial measure); and (ii) return on equity, for the twelve months ended June 30, 2012, are as follows (dollars in millions): Bankers Washington Colonial Other CNO Life National Penn Business Corporate Total Segment operating return for purposes of calculating operating return on allocated capital 165.5$ 55.8$ (6.9)$ (12.0)$ (23.8)$ 178.6$ Net income 368.7$ Trailing 4 Quarter Average as of June 30, 2012 Allocated capital, excluding accumulated other comprehensive income and net operating loss carryforwards (a non-GAAP financial measure) 1,176.1$ 545.8$ 76.0$ 543.1$ 627.0$ 2,968.0$ C mmon shareholders' equity 4,574.4$ Operating return on allocated capital, excluding accumulated other comprehensive income and net operating loss carryforwards (a non-GAAP financial measure) 14.1% 10.2% (9.0%) (2.2%) 6.0% Return on equity 8.1% (Continued on next page)

CNO Financial Group 57 Information Related to Certain Non-GAAP Financial Measures A reconciliation of pretax operating earnings (a non-GAAP financial measure) to segment operating return (loss) and consolidated net income (loss) for the twelve months June 30, 2012, is as follows (dollars in millions): Bankers Washington Colonial Other CNO Life National Penn Business Corporate Total Segment pretax operating earnings (a non-GAAP financial measure) 303.2$ 108.6$ (8.7)$ 2.4$ (117.3)$ 288.2$ Adjustment to investment income to reflect capital at 275% (9.1) (5.3) 0.4 (4.8) 18.8 - Interest allocated on corporate debt (35.6) (16.2) (2.3) (16.3) 70.4 - Income tax (expense) benefit (93.0) (31.3) 3.7 6.7 4.3 (109.6) Segment operating return for purposes of calculating operating return on allocated capital 165.5$ 55.8$ (6.9)$ (12.0)$ (23.8)$ 178.6 Net realized investment gains, net of related amortization and taxes 64.1 Fair value changes in embedded derivative liabilities, net of related amortization and taxes (15.7) Loss on extinguishment of debt (1.3) Valuation allowance for deferred tax assets 143.0 Net income 368.7$ (Continued on next page)

CNO Financial Group 58 Information Related to Certain Non-GAAP Financial Measures A reconciliation of average allocated capital (for the purpose of determining return on allocated capital), excluding accumulated other comprehensive income (loss) and net operating loss carryforwards (a non-GAAP financial measure) to average common shareholders’ equity, is as follows (dollars in millions): Bankers Washington Colonial Other CNO Life National Penn Business Corporate Total Trailing 4 Quarter Average as of June 30, 2012 Allocated capital (for the purpose of determining return on allocated capital), excluding accumulated other comprehensive income and net operating loss carryforwards (a non-GAAP financial measure) 1,176.1$ 545.8$ 76.0$ 543.1$ 627.0$ 2,968.0$ Net operating loss carryforwards - - - - 848.0 848.0 Accumulated other comprehensive income 332.8 117.0 38.8 246.1 23.7 758.4 Adjustment to reflect capital at 275% RBC 138.7 83.4 (7.6) 84.8 (299.3) - Allocation of corporate debt 425.5 197.3 27.5 196.0 (846.3) - Common shareholders' equity 2,073.1$ 943.5$ 134.7$ 1,070.0$ 353.1$ 4,574.4$ (Continued on next page) (Continued from previous page)

CNO Financial Group 59 Information Related to Certain Non-GAAP Financial Measures A reconciliation of consolidated capital, excluding accumulated other comprehensive income (loss) and net operating loss carryforwards (a non- GAAP financial measure) to common shareholders’ equity, is as follows (dollars in millions): 2Q11 3Q11 4Q11 1Q12 2Q12 Average Consolidated capital, excluding accumulated other comprehensive income (loss) and net operating loss carryforwards (a non-GAAP financial measure) 2,830.2$ 2,868.7$ 2,966.3$ 3,057.1$ 3,129.9$ 2,968.0$ Net operating loss carryforwards 810.6 916.6 865.9 817.9 772.4 848.0 Accumulated other comprehensive income 395.5 750.9 781.6 808.0 990.8 758.4 Common shareholders' equity 4,036.3$ 4,536.2$ 4,613.8$ 4,683.0$ 4,893.1$ 4,574.4$ (Continued from previous page)

Information Related to Certain Non-GAAP Financial Measures

Debt to capital ratio, excluding accumulated other comprehensive income (loss)

This non-GAAP financial measure differs from the debt to capital ratio because accumulated other comprehensive (income) loss has been excluded from the value of capital used to determine this measure. Management believes this non-GAAP financial measure is useful because it removes the volatility that arises from changes in accumulated other comprehensive income (loss). Such volatility is often caused by changes in the estimated fair value of our investment portfolio resulting from changes in general market interest rates rather than the business decisions made by management.

A reconciliation of the debt to capital ratio to debt to capital, excluding AOCI is as follows (dollars in millions)

	2Q11	3Q11	4Q11	1Q12	2Q12
Corporate notes payable	$ 934.5	$ 871.2	$ 857.9	$ 799.3	$ 778.2
Total shareholders' equity	4,036.3	4,536.2	4,613.8	4,683.0	4,893.1
Total capital	4,970.8	5,407.4	5,471.7	5,482.3	5,671.3
Corporate debt to capital	18.8%	16.1%	15.7%	14.6%	13.7%

	2Q11	3Q11	4Q11	1Q12	2Q12
Corporate notes payable	$ 934.5	$ 871.2	$ 857.9	$ 799.3	$ 778.2
Total shareholders' equity	4,036.3	4,536.2	4,613.8	4,683.0	4,893.1
Less accumulated other comprehensive income	(395.5)	(750.9)	(781.6)	(808.0)	(990.8)
Total capital	$ 4,575.3	$ 4,656.5	$ 4,690.1	$ 4,674.3	$ 4,680.5
Debt to total capital ratio, excluding AOCI (a non-GAAP financial measure)	20.4%	18.7%	18.3%	17.1%	16.6%

CNO Financial Group

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